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                           EXHIBIT 23.4

                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the USINTERNETWORKING, Inc. Amended and Restated 1998 Stock Option Plan, of our report dated January 22, 1999, except as to
Note 21, as to which the date is March 22, 1999, with respect to the consolidated financial statements of USINTERNETWORKING, Inc. included in the Registration Statement and related Prospectus of USINTERNETWORKING, Inc. for the period ended January 14, 1998 (date of inception) through December 31, 1998, filed with the Securities and Exchange Commission.

                                     /s/ Ernst & Young LLP
                                     --------------------------------

Baltimore, Maryland
April 15, 1999